UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest event reported): 11/29/2007

Genaera Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 0-19651

DE	13-3445668
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

5110 Campus Drive, Plymouth Meeting, PA 19462

(Address of principal executive offices, including zip code)

610.941.4020

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On November 29, 2007, Genaera Corporation (the “Company”) and John L. Armstrong, Jr., President and Chief Executive Officer of the Company, entered into an amendment (the “Amendment”) to the letter agreement dated October 21, 2003, as amended December 1, 2005 and July 6, 2006, between the Company and Mr. Armstrong. The Amendment provides that if (i) Mr. Armstrong’s employment is terminated without “Cause” (as defined in Section 2.4 of the Company’s 2004 Stock Based Incentive Compensation Plan) or (ii) Mr. Armstrong terminates employment at any time with Good Reason (as defined in the letter agreement), (a) he will receive his monthly base salary for twelve (12) months following the date of termination, (b) all of his outstanding unvested options to purchase, or awards to acquire, securities of the Company shall vest as of the date of termination and (c) all of his outstanding options to purchase, or awards to acquire, securities of the Company shall remain exercisable for the shorter of five (5) years following the date of termination or the original term of such option to purchase, or award to acquire, securities of the Company. The foregoing summary of the Amendment is qualified in its entirety by reference to the text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On November 29, 2007, the Compensation Committee of the Board of Directors (“the Board”) (i) approved bonuses for 2007 (the “Bonuses”) for the Company’s President and Chief Executive Officer, Executive Vice President and Chief Medical Officer, Executive Vice President and Chief Scientific Officer, and Senior Vice President and Chief Financial Officer in the amounts of $150,000, $50,000, $41,000 and $40,000, respectively, and (ii) increased the annual salary of the Company’s President and Chief Executive Officer, effective January 1, 2008, from $432,000 to $460,000. The Company plans to remit the Bonuses to the recipients in early 2008.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 29, 2007, the Board approved amendments (the “Amendments “) to Sections 1, 3, 5 and 6 of Article VI of the Bylaws of the Company, as amended to date (the “Bylaws”), effective as of such date. The Amendments make certain technical amendments to provisions of the Bylaws relating to the right of stockholders to receive certificated shares and the transfer of shares of stock in uncertificated form.

The Board approved the Amendments in order to comply with Nasdaq Stock Market Marketplace Rule 4350(l), which requires Nasdaq-listed securities (such as the Company’s common stock) to be eligible for a direct registration program operated by a clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended, on and after January 1, 2008. A direct registration program is a system for book-entry ownership of stock or other securities, in which shares are owned, recorded and transferred electronically without issuance of a physical share certificate.

A copy of the Amendments is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

Exhibit Number	Description
3.1	Amendment to Article VI of the Bylaws of the Company.

10.1	Amendment to the Letter Agreement between the Company and John L. Armstrong, Jr. dated November 29, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genaera Corporation

Date: December 05, 2007	By:	/s/ Leanne M. Kelly
Leanne M. Kelly
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-3.1	Amendment to Article VI of the Bylaws of the Company.

EX-10.1	Amendment to the Letter Agreement between the Company and John L. Armstrong, Jr. dated November 29, 2007.